EXHIBIT 99.1

Microsemi Reports Fourth Quarter and Fiscal Year 2007 Results

IRVINE, Calif., Nov. 15, 2007 (PRIME NEWSWIRE) -- Microsemi Corporation (Nasdaq:MSCC) today reported unaudited results for its fourth quarter and fiscal year 2007.

 * Net Sales for Fourth Quarter Set New Record at $119.7 Million
 * Net Sales for Fourth Quarter Increased 5.4 Percent over
   Third Quarter
 * FY07 Net Sales Grow $71.8 Million to $442.3 Million Compared
   to FY06
 * Non-GAAP Diluted Earnings Per Share Increased to $0.28 Compared to
   $0.25 in Prior Year Fourth Quarter
 * GAAP Diluted Earnings Per Share Increased to $0.13 Compared to
   $0.11 in Prior Year Fourth Quarter
 * Positive Book-to-Bill Ratio of 1.08 to 1.00 for Fourth Quarter

Net sales for Microsemi's fourth quarter, ended September 30, 2007, were $119.7 million, up 16.0 percent from net sales of $103.2 million in the fourth quarter of 2006, and up 5.4 percent from net sales of $113.6 million in the third quarter of 2007. Net sales for the full fiscal year 2007 were $442.3 million, up 19.4% from the $370.5 million for fiscal year 2006.

Non-GAAP gross margin in the fourth quarter was 51.0 percent, compared to 50.3 percent in the fourth quarter of 2006 and 50.9 percent in the third quarter of 2007. Non-GAAP operating margins were 24.2 percent in the fourth quarter compared to 25.8 percent in the fourth quarter of 2006 and 24.9 percent in the third quarter of 2007. For the fourth quarter, non-GAAP net income was $21.8 million, compared to $18.2 million in the fourth quarter of 2006 and $20.5 million in the third quarter of 2007. The non-GAAP effective tax rate was 26.7 percent. Non-GAAP diluted earnings per share in the fourth quarter of 2007 were $0.28 compared to $0.25 in the fourth quarter of 2006, and up $0.02 compared to $0.26 in the third quarter of 2007. Non-GAAP net income for fiscal year 2007 was up $5.2 million or 7.2% at $77.2 million or $1.01 per diluted share, compared to $72.0 million or $1.00 per diluted share for fiscal year 2006.

For the fourth quarter, GAAP gross margin was 39.6 percent compared to 42.3 percent in the fourth quarter of 2006 and 42.0 percent in the third quarter of 2007. GAAP results in the fourth quarter included non-cash acquisition-related charges and other items consisting of $9.8 million for transitional idle capacity, $3.8 million for inventory abandonment adjustments, $2.1 million in amortization of acquisition-related intangibles, $2.9 million related to compensation charges for stock awards, and $1.2 million in other charges. These charges were offset by $0.8 million of credits associated with the finalization of our in-process research and development (IPR&D) valuation, as well as gain from the sale of two company-owned properties of $4.4 million. The GAAP effective tax rate was 33.5 percent. GAAP diluted earnings per share in the fourth quarter of 2007 were $0.13, compared to $0.11 in the fourth quarter of 2006, and $0.11 in the third quarter of 2007. Fourth quarter GAAP net income was $10.1 million compared to net income of $8.1 million in the fourth quarter of 2006 and net income of $8.7 million in the third quarter of 2007.

James J. Peterson, President and Chief Executive Officer, stated, "2007 was a tremendous year for the company. We executed on our business plans growing revenues and profits to record levels. Our PowerDsine acquisition brought us a new product family, significant engineering resources, and a technology roadmap that we will capitalize on for many years. The acquisition became accretive this quarter, ahead of schedule. Our growth in the fourth quarter exceeded overall industry growth expectations with positive contributions from both our high reliability semiconductor and high performance analog mixed signal groups. Visibility into our customer demand is strong and we continue to make operational improvements in order to better service our customers."

The book-to-bill ratio for the quarter was 1.08 to 1.00.

Non-GAAP results are explained and reconciled to GAAP results in the attached tables. Non-GAAP income and non-GAAP operating margins exclude transitional idle capacity and inventory abandonments, manufacturing profit in acquired inventory, amortization of intangible assets, stock option compensation, IPR&D, gain or loss on disposition of assets, restructuring, reserve valuations and other special charges or credits.

Business Outlook

Microsemi expects that for the first quarter of fiscal year 2008 our sales will increase between 2 to 4 percent, sequentially. On a non-GAAP basis, we expect earnings for the first quarter of fiscal year 2008 to be $0.29 to $0.31 per diluted share.

Microsemi regularly announces a quarterly outlook in the form of issuing a news release and does not undertake to update any of this information between such public announcements. Please refer to the "SAFE HARBOR" STATEMENT below for risks that may affect future actual results.

About Microsemi Corporation

Microsemi, with corporate headquarters in Irvine, California, is a leading designer, manufacturer and marketer of high performance analog and mixed signal integrated circuits and high reliability semiconductors. The Company's semiconductors manage and control or regulate power, protect against transient voltage spikes and transmit, receive, and amplify signals.

Microsemi's products include individual components as well as integrated circuit solutions that enhance customer designs by improving performance and reliability, optimizing battery performance, reducing size or protecting circuits. The principal markets the company serves include defense, commercial air, satellite, medical, notebook computers, LCD TVs, mobile, and connectivity applications. More information may be obtained by contacting the company directly or by visiting its web site at http://www.microsemi.com.

The Microsemi Corporation logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=1233

Information for Fiscal 2007 and Fourth Quarter Earnings Conference Call and Webcast

 Date:  Thursday, November 15, 2007
 Time:  4:45 pm Eastern Standard Time (1:45 pm Pacific Standard Time)

To access the Webcast, please log on to: www.microsemi.com and go to Investors and then to Webcasts. To listen to the live webcast, please go to this website approximately fifteen minutes prior to the start of the call to register, download, and install any necessary audio software. For those unable to participate during the live webcast, a replay will be available shortly after the call on the website for 30 days.

To participate in the conference call by telephone, please call: (877) 264-1110 or (706) 634-1357 at approximately 4:35 pm EST (1:35 pm PST). Please provide the following ID Number: 23990243.

A telephonic replay will be available from 6:00 pm EST (3:00 pm PST) on Thursday, November 15, 2007 through 11:59 pm EST (8:59 pm PST) on Thursday, November 22nd. To access the replay, please call (800) 642-1687, or (706) 645-9291. Please enter the following ID Number: 23990243.

PLEASE READ THE FOLLOWING FACTORS THAT CAN MATERIALLY AFFECT MICROSEMI'S FUTURE RESULTS.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Any statements set forth in the news release that are not entirely historical and factual in nature are forward-looking statements, including without limitation statements concerning the expected benefits of our acquisition of PowerDsine, our expectations regarding visibility into our customer demand, our business outlook, and any other statements of belief or about our plans or expectations. These forward-looking statements are based on our current expectations and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. The potential risks and uncertainties include, but are not limited to, such factors as changes in generally accepted accounting principles, the difficulties regarding the making of estimates and projections, the hiring and retention of qualified personnel in a competitive labor market, acquiring, managing and integrating new operations, businesses or assets, uncertainty as to the future profitability of acquired businesses, delays in the realization of any accretion from acquisition transactions, any circumstances that adversely impact the end markets of acquired businesses, difficulties in closing or disposing of operations or assets, difficulties in transferring work from one plant to another, rapidly changing technology and product obsolescence, difficulties predicting the timing and amount of plant closure costs, the potential inability to realize cost savings or productivity gains and to improve capacity utilization, potential cost increases, weakness or competitive pricing environment of the marketplace, uncertain demand for and acceptance of the company's products, adverse circumstances in any of our end markets, results of in-process or planned development or marketing and promotional campaigns, changes in demand for products, difficulties foreseeing future demand, effects of limited visibility of future sales, potential non-realization of expected orders or non-realization of backlog, product returns, product liability, and other potential unexpected business and economic conditions or adverse changes in current or expected industry conditions, business disruptions, epidemics, health advisories, disasters, national emergencies, wars or potential future effects of the tragic events of September 11, 2001, political instability, currency fluctuations, variations in customer order preferences, fluctuations in market prices of the company's common stock and potential unavailability of additional capital on favorable terms, difficulties in implementing company strategies, dealing with environmental or other regulatory matters or litigation, or any matters involving litigation, contingent liabilities or other claims, difficulties and costs imposed by law, including under the Sarbanes-Oxley Act of 2002, difficulties in determining the scope of, and procuring and maintaining, adequate insurance coverage, difficulties and costs of protecting patents and other proprietary rights, work stoppages, labor issues, inventory obsolescence and difficulties regarding customer qualification of products, manufacturing facilities and processes, and other difficulties managing consolidation or growth, including in the maintenance of internal controls, the implementation of information systems, and the training of personnel. In addition to these factors and any other factors mentioned elsewhere in this news release, the reader should refer as well to the factors, uncertainties or risks identified in the company's most recent Form 10-K and all subsequent Form 10-Q reports filed by Microsemi with the SEC. Additional risk factors shall be identified from time to time in Microsemi's future filings. The forward-looking statements included in this release speak only as of the date hereof, and Microsemi does not undertake any obligation to update these forward-looking statements to reflect subsequent events or circumstances.

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), we use non-GAAP financial measures (non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP income before taxes, non-GAAP net income, and non-GAAP diluted earnings per share) that exclude transitional idle capacity and inventory abandonments, manufacturing profit in acquired inventory, amortization of intangible assets, stock option compensation, IPR&D, gain or loss on disposition of assets and restructuring, reserve valuations and other special charges. Management excludes these items because it believes that the non-GAAP measures enhance an investor's overall understanding of the Company's financial performance and future prospects by being more reflective of the Company's core operational activities and to be more comparable with the results of the Company over various periods. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Guidance is provided only on a non-GAAP basis due to the inherent difficulty of forecasting the timing or amount of such items. These items could be materially significant in our GAAP results in any period. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the Company's core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies' financial information and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Investor Inquiries: David R. Sonksen, Microsemi Corporation, Irvine, CA (949) 221-7101.

                        MICROSEMI CORPORATION
              Unaudited Consolidated Income Statements
              (In thousands, except per share amounts)

                               Quarter Ended        Fiscal Year Ended
                            --------------------  --------------------
                             Sept 30,    Oct 1,    Sept 30,    Oct 1,
                              2007        2006      2007        2006
                            ---------  ---------  ---------  ---------

 NET SALES                  $ 119,733  $ 103,244  $ 442,252  $ 370,477
 Cost of sales                 72,326     59,604    261,214    205,676
                            ---------  ---------  ---------  ---------

 GROSS MARGIN                  47,407     43,640    181,038    164,801

 Operating expenses:
 Selling, general and
  administrative               24,132     18,261     87,904     60,354
 Research and development      11,646      8,633     42,163     25,030
 Amortization of intangible
  assets                        2,097      2,004     11,890      3,850
 Restructuring charges            450        708      1,098      2,444
 In-process research and
  development                    (830)        --     20,940     15,300
 (Gain)/loss on dispositions
  of assets                    (4,395)        30     (4,145)        13
                            ---------  ---------  ---------  ---------

  Total operating expenses     33,100     29,636    159,850    106,991
                            ---------  ---------  ---------  ---------

 OPERATING  INCOME             14,307     14,004     21,188     57,810

 Interest and other income,
  net                             866      1,539      4,141      4,767
                            ---------  ---------  ---------  ---------

 INCOME BEFORE INCOME TAXES    15,173     15,543     25,329     62,577

 Provision for income taxes     5,075      7,431     15,511     26,912
                            ---------  ---------  ---------  ---------

 NET INCOME                 $  10,098  $   8,112  $   9,818  $  35,665
                            =========  =========  =========  =========

 Earnings per share
  Basic                     $    0.13  $    0.11  $    0.13  $    0.52
                            =========  =========  =========  =========
  Diluted                   $    0.13  $    0.11  $    0.13  $    0.50
                            =========  =========  =========  =========

 Common and common
  equivalent shares
  outstanding:
  Basic                        76,746     71,241     74,027     68,887
  Diluted                      79,191     73,499     76,154     71,816

                        MICROSEMI CORPORATION
         Schedule Reconciling Non-GAAP Income to GAAP Income
               (in thousands, except per share amounts)

                                  Quarter Ended     Fiscal Year Ended
                                ------------------  ------------------
                                Sept 30,   Oct 1,   Sept 30,   Oct 1,
                                 2007       2006     2007       2006
                                --------  --------  --------  --------

 GAAP NET INCOME                $ 10,098  $  8,112  $  9,818  $ 35,665
                                ========  ========  ========  ========

 The non-GAAP amounts have been
  adjusted to exclude the
  following items:

 Excluded from cost of sales
  Transitional idle capacity(a) $  9,818  $  6,889  $ 38,034  $ 17,830
  Inventory abandonments/
   adjustments(a)                  3,800        --     3,936        --
  Manufacturing profit in
   acquired inventory(e)              --     1,372       710     4,115
 Excluded from operating
  expenses
  Amortization of intangible
   assets(b)                       2,097     2,004    11,890     3,850
  Stock option compensation(c)     2,928     1,090     9,996     1,574
  (Gain)/loss on disposition
   of assets(a)                   (4,395)       30    (4,145)       13
  In-process research and
   development(d)                   (830)       --    20,940    15,300
  Bad debt(f)                         --        --     1,514        --
  Restructuring and other
   special charges(a)              1,216     1,288     2,429     4,715
                                --------  --------  --------  --------
                                  14,634    12,673    85,304    47,397
 Income tax effect on non-GAAP
  adjustments(g)                   2,890     2,577    17,908    11,028
                                --------  --------  --------  --------
 Net effect of adjustments to
  GAAP net income               $ 11,744  $ 10,096  $ 67,396  $ 36,369
                                ========  ========  ========  ========

 NON-GAAP NET INCOME            $ 21,842  $ 18,208  $ 77,214  $ 72,034
                                ========  ========  ========  ========

 (a) - (f)  Please refer to corresponding footnotes below

                        MICROSEMI CORPORATION
            Schedule Reconciling Reported Financial Ratios

                                          Quarter ended
                             -----------------------------------------
                                Sept 30,       July 1,       Oct 1
                                 2007           2007          2006
                             -------------  ------------  ------------

 GAAP gross margin            39.6 percent  42.0 percent  42.3 percent
 Effect of reconciling
  items on gross margin       11.4 percent   8.9 percent   8.0 percent
 Non-GAAP gross margin        51.0 percent  50.9 percent  50.3 percent

 GAAP operating margin        11.9 percent  10.6 percent  13.6 percent
 Effect of reconciling
  items on operating margin   12.3 percent  14.3 percent  12.2 percent
 Non-GAAP operating margin    24.2 percent  24.9 percent  25.8 percent

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), we use non-GAAP financial measures (non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP income before taxes, non-GAAP net income, and non-GAAP diluted earnings per share) that exclude transitional idle capacity and inventory abandonments, manufacturing profit in acquired inventory, amortization of intangible assets, stock option compensation, IPR&D, gain or loss on disposition of assets and restructuring, reserve valuations and other special charges. Management excludes these items because it believes that the non-GAAP measures enhance an investor's overall understanding of the Company's financial performance and future prospects by being more reflective of the Company's core operational activities and to be more comparable with the results of the Company over various periods. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Guidance is provided only on a non-GAAP basis due to the inherent difficulty of forecasting the timing or amount of such items. These items could be materially significant in our GAAP results in any period. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the Company's core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies' financial information and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

The items excluded from GAAP financial results in calculating non-GAAP financial results, are set forth below:

 (a)  The restructuring activities involve the closure and
      consolidation of our manufacturing facilities. As these
      facilities are not expected to have a continuing contribution to operations or have a diminishing contribution during the
      transition phase, management believes excluding such items from the Company's operations provides investors with a means of evaluating the Company's on-going operations.  Transitional idle capacity relates to unused manufacturing capacity and non-
      productive manufacturing expenses during the period from when shutdown activities commence to when all transition activities are completed.  Inventory abandonments relate to identification and disposal of inventory that will not be utilized after a product line is transferred to a new manufacturing location and in the fourth quarter of 2007, $3.8 million of this type of inventory was deemed unusable and discarded.  Loss on
      disposition of assets results from abandonment of non-productive assets in accordance with a restructuring plan.  Restructuring and other special charges includes severance and other costs related to facilities in the process of closing or already
      closed and one-time events.   The third quarter of 2007 includes
      a $0.3 million loss on liquidation of PowerDsine's marketable investments and $0.3 million related to a legal settlement with a former distributor.  Management excludes these expenses when evaluating core operating activities and for strategic decision making, forecasting future results and evaluating current
      performance.

 (b)  While amortization of acquisition related intangible assets is expected to continue in the future, for internal analysis of the
      Company's operations, management does not view this expense as reflective of the business' current performance.

 (c)  Stock option compensation in connection with the SFAS123R has been excluded as management excludes these expenses when
      evaluating core operating activities and for strategic decision making, forecasting future results and evaluating current
      performance.

 (d)  In-process research and development has been excluded to facilitate the comparability of expenses between periods.  In addition, management does not include IPR&D, a one-time
      acquisition-related charge, in measuring core research and development costs, nor does it believe that IPR&D is indicative of current or future spending.

 (e)  Manufacturing profit in acquired inventory resulted from purchase-accounting adjustments to increase the value of
      inventory acquired in the PowerDsine transaction to its fair value.  As the acquired inventory is sold, the associated
      manufacturing profit in acquired inventory increases cost of goods sold and reduces gross margins.  The manufacturing profit in acquired inventory has been excluded to facilitate
      comparability of gross margins between periods.  In addition, management excludes the impact of manufacturing profit in
      acquired inventory in internal measurements of gross margin as it does not reflect continuing operations at PowerDsine.
      Manufacturing profit in acquired inventory from the PowerDsine acquisition will not materially impact gross margins beyond the second quarter of fiscal year 2007.

 (f)  Bad debt represents write off of accounts receivable from a minor distributor.  This amount is excluded from our GAAP
      results because it is highly unusual and has never occurred previously.

 (g)  The primary difference between the GAAP and non-GAAP effective tax rates was the effect of exclusion of acquisition-related activities.

                        MICROSEMI CORPORATION
               Selected Non-GAAP Financial Information
             (in thousands except for per share amounts)

                                Quarter Ended       Fiscal Year ended
                            --------------------  --------------------
                             Sept 30,    Oct 1,    Sept 30,    Oct 1,
                               2007       2006       2007       2006
                            ---------  ---------  ---------  ---------

 GAAP gross margin          $  47,407  $  43,640  $ 181,038  $ 164,801
  Transitional idle
   capacity(a)                  9,818      6,889     38,034     17,830
  Inventory abandonments/
   adjustments(a)               3,800         --      3,936         --
  Manufacturing profit in
   acquired inventory(e)           --      1,372        710      4,115
                            ---------  ---------  ---------  ---------
 Non-GAAP gross margin      $  61,025  $  51,901  $ 223,718  $ 186,746
                            ---------  ---------  ---------  ---------

 GAAP operating expenses    $  33,100  $  29,636  $ 159,850  $ 106,991
  Amortization of intangible
   assets(b)                   (2,097)    (2,004)   (11,890)    (3,850)
  Stock option
   compensation(c)             (2,928)    (1,090)    (9,996)    (1,574)
  Gain/(loss) on disposition
   of assets(a)                 4,395        (30)     4,145        (13)
  In-process research and
   development                    830         --    (20,940)   (15,300)
  Bad debt(f)                      --         --     (1,514)        --
  Restructuring and other
   special charges(a)          (1,216)    (1,288)    (2,144)    (4,715)
                            ---------  ---------  ---------  ---------
 Non-GAAP operating
  expenses                  $  32,084  $  25,224  $ 117,511  $  81,539
                            ---------  ---------  ---------  ---------

 GAAP operating income      $  14,307  $  14,004  $  21,188  $  57,810
  Transitional idle
   capacity(a)                  9,818      6,889     38,034     17,830
  Inventory abandonments/
   adjustments(a)               3,800         --      3,936         --
  Manufacturing profit in
   acquired inventory(e)           --      1,372        710      4,115
  Amortization of intangible
   assets(b)                    2,097      2,004     11,890      3,850
  Stock option
   compensation(c)              2,928      1,090      9,996      1,574
  (Gain)/loss on disposition
   of assets(a)                (4,395)        30     (4,145)        13
  In-process research and
   development                   (830)        --     20,940     15,300
  Bad debt(f)                      --         --      1,514         --
  Restructuring and other
   special charges(a)           1,216      1,288      2,144      4,715
                            ---------  ---------  ---------  ---------
 Non-GAAP operating income  $  28,941  $  26,677  $ 106,207  $ 105,207
                            ---------  ---------  ---------  ---------

 GAAP income before taxes   $  15,173  $  15,543  $  25,329  $  62,577
  Transitional idle
   capacity(a)                  9,818      6,889     38,034     17,830
  Inventory abandonments/
   adjustments(a)               3,800         --      3,936         --
  Manufacturing profit in
   acquired inventory(e)           --      1,372        710      4,115
  Amortization of intangible
   assets(b)                    2,097      2,004     11,890      3,850
  Stock option
   compensation(c)              2,928      1,090      9,996      1,574
  (Gain)/loss on disposition
   of assets(a)                (4,395)        30     (4,145)        13
  In-process research and
   development                   (830)        --     20,940     15,300
  Bad debt(f)                      --         --      1,514         --
  Restructuring and other
   special charges(a)           1,216      1,288      2,429      4,715
                            ---------  ---------  ---------  ---------
 Non-GAAP income before
  taxes                     $  29,807  $  28,216  $ 110,633  $ 109,974
                            ---------  ---------  ---------  ---------

 (a) - (g)  Please refer to corresponding footnotes above

                        MICROSEMI CORPORATION
               Selected Non-GAAP Financial Information
             (in thousands except for per share amounts)

                                   Quarter Ended     Fiscal Year Ended
                                ------------------  ------------------
                                Sept 30,   Oct 1,   Sept 30,   Oct 1,
                                 2007       2006     2007       2006
                                --------  --------  --------  --------
  GAAP net income               $ 10,098  $  8,112  $  9,818  $ 35,665
  Transitional idle capacity(a)    9,818     6,889    38,034    17,830
   Inventory abandonments/
    adjustments(a)                 3,800        --     3,936        --
   Manufacturing profit in
    acquired inventory(e)             --     1,372       710     4,115
   Amortization of intangible
    assets(b)                      2,097     2,004    11,890     3,850
   Stock option compensation(c)    2,928     1,090     9,996     1,574
   (Gain)/loss on disposition
    of assets(a)                  (4,395)       30    (4,145)       13
   In-process research and
    development                     (830)       --    20,940    15,300
   Bad debt(f)                        --        --     1,514        --
   Restructuring and other
    special charges(a)             1,216     1,288     2,429     4,715
  Income tax effect on non-GAAP
   adjustments(g)                 (2,890)   (2,577)  (17,908)  (11,028)
                                --------  --------  --------  --------
 Non-GAAP net income            $ 21,842  $ 18,208  $ 77,214  $ 72,034
                                --------  --------  --------  --------

 GAAP diluted earnings per
  share                         $   0.13  $   0.11  $   0.13  $   0.50
  Impact of non-GAAP
   adjustments on diluted
   earnings per share           $   0.15  $   0.14  $   0.88  $   0.50
                                --------  --------  --------  --------
 Non-GAAP diluted earnings per
  share                         $   0.28  $   0.25  $   1.01  $   1.00
                                --------  --------  --------  --------

 (a) - (g)  Please refer to corresponding footnotes above

                        MICROSEMI CORPORATION
           Condensed Unaudited Consolidated Balance Sheets
                            (in thousands)

                                                  Sept 30,     Oct 1,
                                                    2007        2006
                                                 ---------   ---------
 ASSETS

  Current Assets:
   Cash and cash equivalents                     $ 107,685   $ 165,415
   Accounts receivable, net                         81,035      70,260
   Inventories                                     115,038      88,643
   Deferred income taxes                            14,315      13,482
   Other current assets                             10,843       8,223
                                                 ---------   ---------
  Total current assets                             328,916     346,023

  Property and equipment, net                       68,846      65,018
  Goodwill                                         179,244      51,546
  Other intangible assets, net                      54,714      45,253
  Other assets                                       6,394       2,150
                                                 ---------   ---------

 TOTAL ASSETS                                    $ 638,114   $ 509,990
                                                 =========   =========

 LIABILITIES AND STOCKHOLDERS' EQUITY

  Current liabilities                            $  61,245   $  51,988
  Long-term liabilities                              7,464       4,875
  Shareholders' equity                             569,405     453,127
                                                 ---------   ---------

 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY      $ 638,114   $ 509,990
                                                 =========   =========

CONTACT: Microsemi Corporation
         FINANCIAL CONTACT:
         David R. Sonksen, Executive Vice President and CFO
           (949) 221-7101
         EDITORIAL CONTACT:
         Cliff Silver, Manager, Corporate Communications
           (949) 221-7112